UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 20, 2005

ATA Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

    000-21642                                                 35-1617970

(Commission File Number)                                     (IRS Employer Identification No.)

7337 West Washington Street
    Indianapolis, Indiana                                         46231

(Address of Principal Executive Offices)                                     (Zip Code)

(317) 247-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2005, ATA Holdings Corp. (the “Company”) reported on a Current Report on Form 8-K that ATA Airlines, Inc. (“ATA”), the principal operating subsidiary of the Company, had entered into an employment agreement with its Chief Executive Officer and President, John Denison. Moreover, the Company previously reported that Mr. Denison would succeed J. George Mikelsons as President and Chief Executive Officer of the Company upon Mr. Mikelsons’ retirement. Mr. Mikelsons retired from the Company effective August 31, 2005. Accordingly, on October 20, 2005, the Company and ATA agreed to enter into a new Employment Agreement (the “Employment Agreement”) with Mr. Denison as the President and Chief Executive Officer of both the Company and ATA. The Employment Agreement is subject to the approval of the Bankruptcy Court.

The Employment Agreement, which has an effective date of September 1, 2005, provides for a base salary payable to Mr. Denison of $280,000 and incentive bonus compensation targeted at 50% to 125% of Mr. Denison’s base salary, payable at the discretion of the Board of Directors of the Company. The earliest Mr. Denison could be eligible for bonus compensation is January, 2007. Mr. Denison is also eligible for equity participation once the ultimate capital structure of the reorganized company upon emergence from Chapter 11 is known.

The term of the Employment Agreement expires on December 31, 2007 (the “Expiration Date”). However, if Mr. Denison’s employment is terminated by the Company without cause, or he terminates his employment with the Company for good reason (including his termination for any reason within three (3) months immediately following a change in control), prior to the Expiration Date, Mr. Denison shall be entitled to receive severance compensation in the form of salary continuance at his base salary rate for a period of twelve (12) months following the termination date. Mr. Denison’s Employment Agreement also contains certain non-competition covenants which must be complied with during the period that Mr. Denison is actually receiving severance compensation.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1 Denison Employment Agreement dated October 20, 2005.

INDEX TO EXHIBITS

Exhibit
 No.  Description

10.1 Denison Employment Agreement dated October 20, 2005.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATA Holdings Corp.

Date: October 21, 2005            By: /s/ Brian T. Hunt
 Name: Brian T. Hunt
 Title: Senior Vice President & General Counsel